UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2004

BRISTOL-MYERS SQUIBB COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-1136	2-079-0359
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification number)

345 Park Avenue

New York, NY  1-154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (212) 546-4000

Item 5.                    OTHER EVENTS

                As disclosed in Bristol-Myers Squibb Company’s (Company) Quarterly Report on Form 10-Q for the first quarter of 2004, filed on May 10, 2004:  (1) on April 27, 2004 the Company announced an agreement to settle patent litigation with Pharmachemie B.V. (a subsidiary of Teva Pharmaceutical Industries), in relation to which the Company will, in addition to continuing to distribute PARAPLATIN (carboplatin), sell product to Pharmachemie allowing it to distribute an unbranded version of carboplatin commencing June 24, 2004, subject to several conditions including approval by the Federal Trade Commission; and (2) based on studies evaluating the use of carboplatin in the pediatric population, the Company on April 30, 2004 obtained from the Food and Drug Administration a six-month extension of marketing exclusivity for PARAPLATIN beyond the expiration of its primary patent, which expired on April 14, 2004.

On May 25, 2004, the FTC announced it issued advice to the Company that the agreement does not raise issues under Section 5 of the Federal Trade Commission Act.  The Company expects Pharmachemie B.V. will sell carboplatin beginning on June 24, 2004.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Sandra Leung
Name: Sandra Leung
Title: Corporate Secretary

Dated: May 25, 2004